UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

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Filed by a Party other than the Registrant   ☐

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☐ Preliminary Proxy Statement
☐  Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☑  Definitive Additional Materials
☐  Soliciting Material under Rule 14a-12

GREEN EARTH TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS for the Annual Meeting of Stockholders
DATE:	December 6, 2011
TIME:	at 10:00 (eastern time)
LOCATION:	1136 Celebration Boulevard, Celebration, Florida 34747

HOW TO REQUEST PAPER COPIES OF OUR MATERIALS

FAX: Send this card to 202-521-3464	INTERNET: https://www.iproxydirect.com/___ and follow the on-screen instructions.	EMAIL: proxy@iproxydirect.com. Include your Control ID in your email.

This communication represents a notice to access a more complete set of proxy materials available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement is available at: https://www.iproxydirect.com/getg

If you want to receive a paper copy of the proxy materials you must request one. There is no charge to you for requesting a copy.  To facilitate timely delivery please make the request, as instructed above, before november 21, 2011.

you may enter your voting instructions at https://www.iproxydirect.com /getg until 11:59 pm eastern time december 5, 2011.

The purposes of this meeting are as follows:

1.    The election of one Class II director to serve until the 2014 annual meeting of the Company's stockholders or until their respective successor has been elected and qualified;
2.    Advisory approval of the appointment of independent auditors for fiscal year 2010; and
3.    To transact such other business as may properly come before the Annual Meeting or any adjustment thereof.

Pursuant to new Securities and Exchange Commission rules, you are receiving this Notice that the proxy materials for the Annual meeting are available on the Internet. Follow the instructions above to view the materials and vote or request printed copies.

Only stockholders of record at the close of business on October 12, 2011 (the “Record Date”) are entitled to notice and to vote at the Meeting and any adjournment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” NOMINEE IN PROPOSAL 1, “FOR” PROPOSALS 2 AND 3.

Please note – This is not a Proxy Card - you cannot vote by returning this card